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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1998 Stock Plan and 2000 Employee Stock Purchase Plan of Stanford Microdevices, Inc., of our report dated January 18, 2001, with respect to the consolidated financial statements and schedule of Stanford Microdevices, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ ERNST & YOUNG LLP
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Ernst & Young LLP

San Jose, California
March 26, 2001